SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K
                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934

        Date of Report (date of earliest event reported):
                         June 21, 2002


                     XEROX CREDIT CORPORATION
   (Exact name of registrant as specified in its charter)

 Delaware              1-8133                06-1024525
 (State or other       (Commission File      (IRS Employer
 jurisdiction of       Number)               Identification
 incorporation)                              No.)

                  100 First Stamford Place
                     P. O. Box 10347
            Stamford, Connecticut  06904-2347
    (Address of principal executive offices)(Zip Code)

    Registrant's telephone number, including area code:
                      (203) 325-6600



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Item 5.  Other Events

Registrant's parent, Xerox Corporation ("Xerox"), announced on
June 21, 2002 that it had entered into an Amended and Restated
Credit Agreement (the "New Credit Facility") with a group of lenders, replacing the $7 Billion Revolving Credit Agreement dated October 22, 1997 among Xerox, Registrant and certain Overseas Borrowers, as Borrowers, various Lenders and Morgan Guaranty Trust Company of
New York, The Chase Manhattan Bank, Citibank, N.A. and Bank One, as Agents (the "Old Revolver"). At that time, Xerox permanently repaid $2.8 billion of the Old Revolver. Of the $2.8 billion payment, $1.0 billion represented a repayment of all of Registrant's borrowings under the Old Revolver. Registrant is not and will not become a borrower under the New Credit Facility.

Under the New Credit Facility, there is currently $4.2 billion of loans outstanding, consisting of three tranches of term loans totaling $2.7 billion and a $1.5 billion revolving facility that includes a $200 million letter of credit sub-facility. The three term loan tranches include a $1.5 billion amortizing "Tranche A" term loan maturing on April 30, 2005, a $500 million "Tranche B" term loan maturing on April 30, 2005, and a $700 million "Tranche C" term loan which matures on September 15, 2002. Xerox is currently, and will remain, the borrower of all of the term loans.

Xerox is required to repay $400 million of the Tranche A loan and $5 million of the Tranche B loan in semi-annual installments in 2003, and $600 million of the Tranche A loan and $5 million of the Tranche B loan in semi-annual installments in 2004. The remaining portions of the term loans contractually mature on April 30, 2005, but Xerox could be required to repay portions earlier upon the occurrence of certain events, as described below. In addition, all loans under the New Credit Facility mature upon the occurrence of a change of control.

Subject to certain limits described in the following paragraph, all obligations under the New Credit Facility are secured by liens on substantially all domestic assets of Xerox and by liens on the assets of substantially all of its U.S. subsidiaries (excluding Registrant) and are guaranteed by substantially all of its U.S. subsidiaries (including Registrant). Registrant's guaranty of obligations under the New Credit Facility, however, is subordinated to all of Registrant's capital markets debt outstanding as of June 21, 2002.

Under the terms of certain of Xerox's outstanding public bond indentures, the outstanding amount of obligations under the New
Credit Facility that can be secured by assets (the "Restricted Assets") of (i) Xerox and (ii) Xerox's non-financing subsidiaries that have a consolidated net worth of at least $100 million, without triggering a requirement to also secure those indentures, is limited to the excess of (a) 20% of Xerox's consolidated net worth (as defined in Xerox's public bond indentures) over (b) a portion of the outstanding amount of certain other debt that is secured by the Restricted Assets. Accordingly, the amount of the debt secured under the New Credit Facility by the Restricted Assets (the "Restricted Asset Security Amount") will vary from time to time with changes in Xerox's consolidated net worth. The Restricted Assets secure the Tranche B loan (up to the Restricted Asset Security Amount); any Restricted Asset Security Amount in excess of the outstanding Tranche B loan secures, on a ratable basis, the other outstanding loans under the New Credit Facility.

The New Credit Facility loans generally bear interest at LIBOR plus 4.50%, except that the Tranche B loan bears interest at LIBOR plus a spread that varies between 4.00% and 4.50% depending on the Restricted Asset Security Amount in effect from time to time. Specified percentages of any net proceeds Xerox receives from capital market debt issuances, equity issuances or asset sales during the term of the New Credit Facility must be used to reduce the amounts outstanding under the New Credit Facility, and in all cases any such amounts will first be applied to reduce the Tranche C loan. Once the Tranche C loan has been repaid, or to the extent that such proceeds exceed the outstanding Tranche C loan, any such prepayments arising from debt and equity proceeds will first permanently reduce the Tranche A loans, and any amount remaining thereafter will be proportionally allocated to repay the then-outstanding balances of the revolving loans and the Tranche B loans and to reduce the revolving commitment accordingly. Any such prepayments arising from asset sale proceeds will first be proportionally allocated to permanently reduce any outstanding Tranche A loans and Tranche B loans, and any amounts remaining thereafter will be used to repay the revolving loans and to reduce the revolving commitment accordingly. Notwithstanding the foregoing description, the revolving loan commitment cannot be reduced below $1 billion.

The New Credit Facility contains affirmative and negative covenants including limitations on issuance of debt and preferred stock, certain fundamental changes, investments and acquisitions, mergers, certain transactions with affiliates, creation of liens, asset transfers, hedging transactions, payment of dividends, inter-company loans and certain restricted payments, and a requirement to transfer excess foreign cash, as defined, and excess cash of Registrant to Xerox in certain circumstances. Despite a general limitation on the creation of liens, the New Credit Facility provides for the creation of liens from time to time in connection with the monetization or other financing of discrete pools of receivables, leases and other financial assets by Xerox and its subsidiaries. Thus, the New Credit Facility does not affect Xerox's or Registrant's ability to continue to monetize receivables, including, in the case of Xerox, under the agreements with General Electric Capital Corporation and others. In addition to other defaults customary for facilities of this type, defaults on debt of, or bankruptcy of, Xerox or certain of its subsidiaries would constitute a default under the New Credit
Facility.

The New Credit Facility also contains financial covenants which the Old Revolver did not contain, including:

* Minimum EBITDA (rolling four quarters, as defined)
* Maximum Leverage (total adjusted debt:EBITDA, as defined)
* Maximum Capital Expenditures (annual test)
* Minimum Consolidated Net Worth (quarterly test, as defined)

Any failure of Xerox to be in compliance with any material provision of the New Credit Facility could have a material adverse effect on Xerox's liquidity and operations and, because Registrant is dependent upon Xerox for its liquidity, such failure by Xerox to be in compliance could also have a material adverse effect on Registrant's liquidity and operations.

Copies of the New Credit Facility and related agreements are filed as exhibits to Xerox Corporation's Current Report on Form 8-K dated June 21, 2002.

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.
                                         XEROX CREDIT CORPORATION

                                            /s/ MARTIN S. WAGNER
                                         --------------------------------
                                         By: Martin S. Wagner
                                             Secretary
Dated: June 24, 2002